Exhibit 3.1

SECOND

AMENDED AND RESTATED

BY-LAWS

OF

VERSAR, INC.

(A Delaware Corporation)

ARTICLE I         STOCKHOLDERS

1)	CERTIFICATES REPRESENTING STOCK.

a)
The shares of the Corporation’s stock may be certificated or uncertificated, as provided by Delaware law, as determined from time to time by resolution of the Board of Directors, and shall be entered in the books of the Corporation as they are issued.  To the extent the Board of Directors determines that shares are to be certificated, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates, and upon request, every holder of uncertificated shares shall be entitled to have a certificate for shares of capital stock signed as set forth above and certifying the number of shares owned by him in the Corporation.

b)
Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares. Within a reasonable time after the issuance or transfer of uncertificated shares of stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of transfer of such shares of stock.

c)
The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2)
FRACTIONAL SHARE INTERESTS.  The Corporation may, but shall not be required to, issue fractions of a share.  In lieu thereof it shall either pay in cash the fair value of fractions of a share, as determined by the Board of Directors to those entitled thereto or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a stockholder except as therein provided.  Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board of Directors may determine.

3)
STOCK TRANSFERS.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and (1) in the case of certificated shares of stock, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon and (2) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of such shares or by such person’s attorney as specified above and upon payment of all taxes due thereon and compliance with appropriate procedures for transferring shares in uncertificated form.  With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled”, with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

4)
RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5)
MEANING OF CERTAIN TERMS.  As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation.

6)	STOCKHOLDER MEETINGS.

a)
TIME.  The annual meeting shall be held during the second quarter of the Corporation's fiscal year on such date and at such time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

b)
PLACE.  The annual meeting of the stockholders of the Corporation shall be held at such place as the directors shall fix, and in the event of their failure to do so, at the principal office of the Corporation.

	c)	CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

d)
NOTICE OR WAIVER OF NOTICE.  Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes.  The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.  If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect.  Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days or more than fifty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail.  If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

e)
STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

f)
CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Executive Officer, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

g)
PROXY REPRESENTATION.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

h)
INSPECTORS AND JUDGES.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof.  If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges.  In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability.  The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

i)
QUORUM.  The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business.  The stockholders present may adjourn the meeting despite the absence of a quorum.

j)
VOTING.  Any corporate action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.  In the election of directors, voting need not be by ballot.  Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

7)
STOCKHOLDER ACTION WITHOUT MEETING.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken; or if less than all of said stockholders, but not less than those having at least the minimum voting power required to take corporate action under the provisions of the General Corporation Law, shall consent in writing to such corporate action; provided that prompt notice be given to all stockholders of the taking of such action without a meeting and by less than unanimous written consent.

ARTICLE II        DIRECTORS

1)
FUNCTIONS AND DEFINITION.  The business of the Corporation shall be managed by the Board of Directors of the Corporation.  The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

2)
QUALIFICATIONS AND NUMBER.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The number of directors constituting the whole board shall be at least seven, except that, where all the shares of stock of the Corporation are owned beneficially and of record by less than three stockholders, the number of directors may be less than three but not less than the number of such stockholders.  Subject to the foregoing limitation such number may be fixed from time to time by action of the directors.

3)
ELECTION AND TERM.  The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the Corporation.  Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal.  In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4)	MEETINGS.

a)
TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

	b)	PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

c)
CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Executive Officer, the President, or a majority of the directors in office.

d)
NOTICE OF ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  The notice of any meeting need not specify the purpose of the meeting.  Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.

e)
QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office, but in no event less than one-third of the whole Board, shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board.

f)
CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the Vice Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5)	REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the stockholders. One or more of the directors may be removed for cause by the Board of Directors.

6)
COMMITTEES.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

7)
ACTION IN WRITING.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III      OFFICERS

1)
OFFICERS.  The directors shall elect a Chief Executive Officer, a President, a Secretary, and a Treasurer, and may elect a Chairman of the Board of Directors, a Vice Chairman thereof, and one or more Vice Presidents, Controller, Assistant Secretaries, and Assistant Treasurers, and may elect or appoint such other officers and agents as are desired.  The Chief Executive Officer may but need not be a director.  Any number of offices may be held by the same person.

2)
TERM.  Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified.

3)
RESIGNATION.  A resignation shall be in writing, addressed to the Chief Executive Officer, the President or the Secretary and such resignation, unless otherwise stated therein, shall take effect upon receipt thereof without acceptance.

4)	REMOVAL. Officers may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

5)
VACANCIES.  A vacancy in the office of Chief Executive Officer, President, Secretary, or Treasurer shall be filled for the unexpired portion of the term by the Board of Directors.  A vacancy in any other office may be filled in like manner.

6)
CERTAIN POWERS.  Except as otherwise provided by law or as specified by the Board of Directors, the Chief Executive Officer, President, each Vice President, and the Treasurer shall have power to sign contracts, instruments of conveyance, authorized bonds and debentures, checks, drafts, notes, orders for the payment of money and similar obligations, and other instruments for and on behalf of the Corporation.

7)
CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the Board of Directors, shall have general charge, supervision, and direction of the affairs of the Corporation.  He shall preside at meetings of the stockholders.  He shall keep the Board of Directors fully informed of the affairs of the Corporation and shall freely consult with them concerning the affairs of the Corporation.

8)
PRESIDENT.  The President shall serve as the chief operating officer of the Corporation and shall report to the Chief Executive Officer.  The President shall manage the day to day operations of the Corporation and shall have authority to perform such duties, including binding the Corporation, as may be assigned to him in writing by the Board of Directors or the Chief Executive Officer.

9)	VICE PRESIDENT.

	a)	The Corporation shall have two types of Vice Presidents – Elected and Appointed.

b)
The Board of Directors shall elect one or more Vice Presidents who have such authority and perform such duties, including binding the Corporation, as may be assigned to him in writing by the Board of Directors or the Chief Executive Officer.  In the absence or disability of the Chief Executive Officer (such disability to be determined and declared by the Board of Directors), the President or an elected Vice President shall be designated by the Board of Directors to perform the duties and functions and exercise all powers of the Chief Executive Officer.

c)
The Chief Executive Officer shall have the power to appoint one or more Vice Presidents who shall have no power to bind the Corporation, except to the limited extent as assigned in writing by the Chief Executive Officer.  Such individuals shall confirm in writing their limited authority.

10)
SECRETARY.  The Secretary shall record all the proceedings of the meetings of the stockholders and directors and of such committees of the Board of Directors as he may be directed.  He shall give or cause to be given all notices required by law, the Certificate of Incorporation or these By-Laws.  He shall have custody of the seal of the Corporation and shall affix the same to all papers which may require it.  He shall maintain the register of stockholders, the transfer books and stock ledgers and shall supervise the preparation, issuance, transfer, and cancellation of certificates of stock.  He shall have charge of such books and papers as the Board of Directors or the Chief Executive Officer may require.  In general, he shall perform all acts and duties required by law or otherwise incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

11)
TREASURER.  The Treasurer shall have custody of all funds and securities of the Corporation.  He shall cause to be made full and accurate entries of all cash receipts and disbursements in the books of the Corporation, and he shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall have authority to receive and give receipts for all moneys due and payable to the Corporation and from any source whatsoever and to give full discharge for the same, and to endorse for deposit on behalf of the Corporation all checks, drafts, notes, warrants, orders and other papers requiring endorsement.  In general, he shall perform all acts and duties required by law or otherwise incident to the office of the Treasurer, and such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.  In the absence of a corporate controller, he shall also assume the duties of that office.

12)
CONTROLLER.  The Controller shall be the principal accounting officer of the Corporation.  He shall have charge of all books and accounts relating to revenues and expenditures.  In general, he shall perform all the duties incident to the office of principal accounting officer of the Corporation and such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

13)
OTHER OFFICERS.  Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, or their respective superiors.

ARTICLE IV  CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V       FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of July in each year and shall end on the thirtieth day of June next following, unless otherwise determined by the Board of Directors.